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                                   Exhibit 4.
                                   ----------

                           THIRD AMENDMENT AGREEMENT

        THIRD AMENDMENT AGREEMENT (this "Amendment"), dated as of July 31, 1996, among BELL INDUSTRIES, INC., a California corporation (together with its successors and assigns, the "Company"), and each of the holders of Notes (as such term is defined below) whose name appears on the signature pages hereof (individually, a "Holder" and, collectively, the "Holders").


                                   RECITALS:

        WHEREAS, the Company entered into separate Note Purchase Agreements (collectively, as amended to, but excluding, the date hereof, the "Existing Note Purchase Agreement," and the Existing Note Purchase Agreement, as amended by this Amendment, the "Amended Note Purchase Agreement") with each of the original purchasers of the Company's issuance of Fifty Million Dollars ($50,000,000) or 9.70% Senior Notes due February 1, 2001 (the "Notes");

        WHEREAS, each of the Holders is a holder of the Notes;

        WHEREAS, the Company has requested the Holders to agree to the amendment of certain financial covenants thereunder; and

        WHEREAS, the Holders are agreeable to such amendments, on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.      DEFINITIONS

        Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

SECTION 2.      AMENDMENTS

        2.1. Section 7.6(c) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

                (c) REVOLVING CREDIT AGREEMENT. The Company agrees to use its best efforts to maintain the Union Revolving Credit Agreement (or any substantially equivalent agreement or agreements substituted therefor or in addition thereto with one or more Acceptable Banks). The Company agrees not to have owing to any single Acceptable Bank at any one time Revolving Credit Loans or other similar Debt in excess of Twenty-Five Million Dollars ($25,000,000), provided that, in any case, Revolving Credit Loans or other similar Debt owing to Union Bank and outstanding under the Union Revolving Credit Agreement may exceed, in the aggregate, Twenty-Five Million Dollars ($25,000,000) but shall not, in any case, exceed, in the aggregate, One Hundred Million Dollars ($100,000,000).


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        2.2     Section 7.7 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

        7.7     FIXED CHARGE COVERAGE.

                The Company will not at any time permit Consolidated Net Operating Earnings Available for Fixed Charges, determined in respect of the period of four (4) consecutive fiscal quarters of the Company then most recently ended, to be less than two hundred fifty percent (250%) of Consolidated Fixed Charges, determined in respect of such period.

SECTION 3.      REPRESENTATIONS AND WARRANTIES.

        The Company represents and warrants to each of the Holders as follows:

        3.1     The Company:

                (a) is a corporation duly organized and validly existing in good standing under the laws of the State of California;

                (b) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and presently proposed to be conducted; and

                (c) is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

        3.2 The Company has the corporate power and authority to authorize, execute, deliver and enter into this Amendment and to perform its obligations under the Amended Note Purchase Agreement, the Collateral Trust Indenture, the Security Agreement, the Notes and the Warrants.

        3.3 This Amendment has been duly authorized, executed and delivered by the Company. The Amended Note Purchase Agreement, the Collateral Trust Indenture, the Security Agreement, the Notes and the Warrants constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except that the enforceability of this Agreement or thereof may be:

                (a) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                (b)     subject to the availability of equitable remedies.

The holders of the Notes are entitled to the benefits of the Amended Note Purchase Agreement and the holders of the Warrants are entitled to the benefits of the Warrant Agreement.

        3.4 The authorization, execution and delivery by the Company of this Amendment is not, and the performance by the Company of its obligations under the Amended Note Purchase Agreement will not be, inconsistent with its certificate of incorporation or by-laws, does not and



BELL INDUSTRIES, INC.                  2             THIRD AMENDMENT AGREEMENT
will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which any of its Property is bound.

        3.5. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of or by, any federal, state or local governmental authority or agency, or other Person is required with respect to the execution and delivery by the Company of this Amendment and the performance by the Company of any of its obligations under the Amended Note Purchase Agreement, the Collateral Trust Indenture, the Security Agreement, the Notes and the Warrants.

        3.6. After giving effect to this Amendment, no Default or Event of Default will exist.

SECTION 4.      COSTS AND EXPENSES.

        The Company shall pay all fees and expenses of Hebb & Gitlin in connection with the negotiation, preparation and execution of this Amendment promptly upon receipt of a statement therefor.

SECTION 5.      MISCELLANEOUS.

        5.1. This Amendment shall become effective upon the execution and delivery hereof by the Company and the Majority Holders.

        5.2. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

        5.3. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT.

        5.4. Except as expressly provided herein (a) no other terms and provisions of the Existing Note Purchase Agreement shall be modified or changed by this Amendment and (b) the terms and provisions of the Existing Note Purchase Agreement, as amended by this Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Existing Note Purchase Agreement as modified by this Amendment and under the Notes issued thereunder.

        5.5. All headings and captions preceding the text of the several paragraphs of this Amendment are intended solely for convenience of reference and shall not constitute a part of this Amendment nor shall they affect it meaning, construction or effect.

     [Remainder of page intentionally blank.  Next page is signature page.]





BELL INDUSTRIES, INC.                  3               THIRD AMENDMENT AGREEMENT
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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                       BELL INDUSTRIES, INC.


                                       By  /s/  BRUCE M. JAFFE
                                         ---------------------------------
                                         Name:  Bruce M. Jaffe
                                         Title: President and Chief
                                                Operating Officer

                                       CIG & CO.

                                       By  /s/  JAMES R. KUZEMCHAK
                                         ---------------------------------
                                         Name:  James R. Kuzemchak
                                         Title: Partner

                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By  /s/  GARY A. POLINER
                                         ---------------------------------
                                         Name:  Gary A. Poliner
                                         Title: Vice President

                                       ROYAL MACCABEES LIFE INSURANCE COMPANY

                                       By  /s/  LEONARD D. DAVENPORT
                                         ---------------------------------
                                         Name:  Leonard D. Davenport
                                         Title: Vice President
                                                Royal Investment Management
                                                Company

                                       PROVIDENT MUTUAL LIFE INSURANCE
                                       COMPANY OF PHILADELPHIA

                                       By  /s/  J.C. LANGE
                                         ---------------------------------
                                         Name:  J.C. Lange
                                         Title: Vice President

                                       PAN-AMERICAN LIFE INSURANCE
                                       COMPANY

                                       By  /s/  F. ANDERSON STONE
                                         ---------------------------------
                                         Name:  F. Anderson Stone
                                         Title: Vice President
                                                Corporate Securities

                                       SOUTHERN FARM BUREAU LIFE
                                       INSURANCE COMPANY

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:

                                       THE UNION CENTRAL LIFE INSURANCE
                                       COMPANY

                                       By  /s/  GARY R. RODMAKER
                                         ---------------------------------
                                         Name:  Gary R. Rodmaker
                                         Title: Second Vice President

                                       UNITED COMPANIES LIFE INSURANCE
                                       COMPANY

                                       By  /s/  R. ANDREW DAVIDSON
                                         ---------------------------------
                                         Name:  R. Andrew Davidson
                                         Title: Senior Vice President

                                       WASHINGTON NATIONAL INSURANCE
                                       COMPANY

                                       By  /s/  C. BRUCE DUNN
                                         ---------------------------------
                                         Name:  C. Bruce Dunn
                                         Title: Director of Investments

                                       NATIONAL LIFE INSURANCE COMPANY

                                       By  /s/  R. SCOTT HIGGINS
                                         ---------------------------------
                                         Name:  R. Scott Higgins
                                         Title: Vice President - NLIMC